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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COMMUNITY TRUST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY TRUST BANCORP, INC.

346 North Mayo Trail
Pikeville, Kentucky 41501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2003

        The Annual Meeting of Shareholders of Community Trust Bancorp, Inc. will be held at Community Trust Bank, 346 North Mayo Trail, Pikeville, Kentucky, on Tuesday, April 29, 2003 at 10:00 a.m. EDT for the following purposes:

  1.
  To elect a Board of seven Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualify.

  2.
  To ratify and approve the appointment of Deloitte & Touche LLP as the Corporation's Independent Certified Public Accountants for the fiscal year ending December 31, 2003.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only those holders of stock of record at the close of business on February 28, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        The Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice.

        We hope you will attend the meeting and vote your shares in person.

By Order of the Board of Directors
/s/ Burlin Coleman Burlin Coleman Chairman of the Board	/s/ Jean R. Hale Jean R. Hale Vice Chairman, President and CEO

Pikeville, Kentucky
March 28, 2003

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE U.S. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON AT ANY TIME BEFORE YOUR PROXY IS EXERCISED.

Community Trust Bancorp, Inc.
346 North Mayo Trail
Pikeville, Kentucky 41501

PROXY STATEMENT

Annual Meeting of Shareholders
to be held April 29, 2003

INTRODUCTION

        This Proxy Statement and accompanying proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Community Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 29, 2003, at 10:00 a.m. (EDT), at Community Trust Bank, 346 North Mayo Trail, Pikeville, Kentucky, and any adjournments thereof. A copy of the Corporation's 2002 Annual Report to Shareholders accompanies this Proxy Statement.

        The cost of solicitation of proxies will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited in person, by telephone and other means of communication by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians and nominees to forward soliciting materials to the beneficial owners of stock held of record by them, and will pay the reasonable expenses of such persons for forwarding such materials. This Proxy Statement and the accompanying proxy are first being mailed or given to shareholders of the Corporation on or about March 28, 2003.

RECORD DATE AND VOTING SECURITIES

        The Common Stock of the Corporation ("Common Stock") is the only class of outstanding voting securities. Only holders of Common Stock of record at the close of business on February 28, 2003 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, there were 12,288,727 shares of Common Stock outstanding. With respect to the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder will have the right to cast as many votes in the aggregate as equals the number of shares of Common Stock held by the shareholder multiplied by the number of directors to be elected at the Annual Meeting. Each shareholder may cast all of his or her votes for one candidate, or distribute such votes among two or more candidates. Shareholders will be entitled to one vote for each share of Common Stock held of record on the Record Date with regard to any other matters that properly come before the Annual Meeting or any adjournment thereof.

        Each proxy, unless the shareholder otherwise specifies, will be voted in favor of the election of the seven nominees for director named herein. Where a shareholder has appropriately specified how the proxy is to be voted, it will be voted accordingly. As to any other matter which may properly be brought before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. A shareholder may revoke his or her proxy at any time prior to its exercise. Revocation may be effected by written notice to the Corporation, by a subsequently dated proxy received by the Corporation, by oral revocation in person at the Annual Meeting or any adjournment thereof, or by voting in person at the Annual Meeting or any adjournment thereof.

        A majority of the outstanding shares present in person or by proxy is required to constitute a quorum to transact business at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information as to each shareholder known by the Corporation to beneficially own more than five percent of the Common Stock as of the Record Date.

Beneficial Owners Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Community Trust and Investment Company as Fiduciary 100 East Vine St., Suite 400 Lexington, Kentucky 40507	1,209,151(1)	9.8%

(1)
The shares indicated are held by Community Trust and Investment Company, a subsidiary of the Corporation, in fiduciary capacities as trustee, executor, agent, or otherwise. Of the shares indicated, Community Trust and Investment Company has sole voting rights with respect to 238,636 shares and no voting rights with respect to 970,515 shares. Community Trust and Investment Company has shared investment power with respect to 90,994 shares and sole investment power with respect to 1,118,157 shares.

ELECTION OF DIRECTORS

        The Corporation's directors are elected at each annual meeting of the shareholders and hold office until the next election of directors or until their successors are duly elected and qualify. The persons named below, all of whom currently serve as directors of the Corporation, have been nominated for election to serve until the 2004 Annual Meeting of Shareholders. The following table sets forth certain information respecting the persons nominated to be directors of the Corporation as of the record date:

Name and Age(1)	Positions And Offices*	Director Since	Principal Occupation(2)	Amount and Nature of Beneficial Ownership(3)		Percent of Class
Charles J. Baird; 53	Director	1987	Shareholder, Baird and Baird, P.S.C.	53,240		(4)
Burlin Coleman; 73	Chairman of the Board of Directors	1980	Chairman of the Board of Directors, Community Trust Bancorp, Inc.	603,677	(5)	4.9%
Nick A. Cooley; 69	Director	1980	President, Unit Coal Corporation	49,293		(4)
William A. Graham, Jr.; 66	Director	1990	Chairman of the Advisory Board, Flemingsburg Market, Community Trust Bank, Inc.	122,789	(6)	1.0%
Jean R. Hale; 56	Vice Chairman, President and CEO	1993	Vice Chairman, President and CEO, Community Trust Bancorp, Inc.	150,534	(7)	1.2%
M. Lynn Parrish; 53	Director	1993	Chairman, Knott Floyd Land Co., Inc.	85,498	(8)	(4)
Ernest M. Rogers; 75	Director	1980	President and General Manager, Rogers Petroleum Services, Inc.	72,901	(9)	(4)
	All directors and executive officers as a group (16 in number, including the above named individuals)			1,219,109	(10)	9.9%

*
Burlin Coleman and Jean R. Hale are also directors of Community Trust Bank, Inc. and Community Trust and Investment Company.

(1)
The ages listed are as of February 28, 2003.

(2)
Each of the nominees has been engaged in the principal occupation specified above for five years or more, except Jean R. Hale who was promoted from President and CEO of Community Trust Bank, Inc. to President and CEO of Community Trust Bancorp, Inc. in July 1999 and to Vice Chairman of the Board in April 2001.

(3)
Under the rules of the Securities and Exchange Commission, a person is deemed to beneficially own a security if the person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to beneficially own any shares which that person has the right to acquire beneficial ownership within sixty days. Shares of Common Stock subject to options exercisable within sixty days are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class for any other person. Unless otherwise indicated, the named persons have sole voting and investment power with respect to shares held by them.

(4)
Less than 1 percent.

(5)
Includes the following shares beneficially owned by Burlin Coleman: 476,612 shares held in trust over which Mr. Coleman has sole voting and investment power; 126,525 shares held in a custodial IRA which Mr. Coleman has the power to vote. Excludes 12,839 shares held by Mr. Coleman's wife, over which Mr. Coleman has no voting or investment power.

(6)
Includes 4,342 shares that Mr. Graham may acquire pursuant to options exercisable within sixty days of the Record Date.

(7)
Includes 59,946 shares which Ms. Hale may acquire pursuant to options exercisable within sixty days of the Record Date and 33,605 shares held in the KSOP (the Corporation's combination of Employee Stock Ownership and 401K Plans) which Ms. Hale has the power to vote.

(8)
Excludes 877 shares held by Mr. Parrish's minor son over which Mr. Parrish has no voting or investment power.

(9)
Excludes 13,678 shares held by Mr. Rogers' wife, over which Mr. Rogers has no voting or investment power.

(10)
Includes 114,308 shares which may be acquired by all directors and executive officers as a group pursuant to options exercisable within sixty days of the Record Date.

        Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote for the election of each of the nominees listed above. All nominees have indicated a willingness to serve and the Corporation does not anticipate that any of the above nominees will decline or be unable to serve if elected as a director. However, in the event that one or more of such nominees is unable, unwilling or unavailable to serve, the persons named in the proxy shall have authority, according to their judgment, to vote for such substitute nominees as they, after consultation with the Corporation's Board of Directors, shall determine. If considered desirable, cumulative voting will be exercised by the persons named in the proxy to elect as many of such nominees as possible.

        The following persons are executive officers of Community Trust Bancorp, Inc. They are not nominated to serve as directors. Their security ownership as of the record date is as follows:

Name	Position	Amount and Nature of Beneficial Ownership		Percent of Class
James B. Draughn	Executive Vice President	10,722	(2)	(1)
James Gartner	Executive Vice President	0		0
Mark A. Gooch	Executive Vice President and Treasurer	47,285	(3)	(1)
William Hickman III	Executive Vice President and Secretary	7,579	(4)	(1)
Larry S. Jones	Executive Vice President	200		(1)
Richard Newsom	Executive Vice President	8,041	(5)	(1)
Ricky Sparkman	Executive Vice President	2,796	(6)	(1)
Kevin J. Stumbo	Executive Vice President	3,251	(7)	(1)
Michael S. Wasson	Executive Vice President	1,010	(8)	(1)

(1)
Less than 1 percent.

(2)
Includes 5,653 shares which Mr. Draughn may acquire pursuant to options exercisable within sixty days of the Record Date and 5,069 shares held in KSOP which Mr. Draughn has the power to vote.

(3)
Includes 38,315 shares which Mr. Gooch may acquire pursuant to options exercisable within sixty days of the Record Date and 8,640 shares held in KSOP which Mr. Gooch has the power to vote.

(4)
Includes 4,743 shares which Mr. Hickman may acquire pursuant to options exercisable within sixty days of the Record Date and 2,635 shares held in KSOP which Mr. Hickman has the power to vote.

(5)
Includes 562 shares which Mr. Newsom may acquire pursuant to options exercisable within sixty days of the Record Date and 7,479 shares held in KSOP which Mr. Newsom has the power to vote.

(6)
Includes 454 shares which Mr. Sparkman may acquire pursuant to options exercisable within sixty days of the Record Date and 2,342 shares held in KSOP which Mr. Sparkman has the power to vote.

(7)
Includes 3,251 shares held in KSOP which Mr. Stumbo has the power to vote.

(8)
Includes 900 shares held in KSOP which Mr. Wasson has the power to vote.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

        Directors of the Corporation, who are not also officers of the Corporation, were paid $3,000 per quarter for 2002, plus $500 for any Committee or special-called Board meeting other than those held on the same day as the regularly scheduled quarterly Board meeting. Directors who are also officers of the Corporation did not receive additional compensation for serving as a director. Fees paid to Directors of the Corporation for 2002 totaled $84,000.

        The Board of Directors held six meetings during the 2002 fiscal year, including the annual organizational meeting. Each director attended at least 75% of the aggregate number of Board meetings and meetings of Board committees on which such director served in 2002. The Board has among other committees, Audit and Asset Quality, Compensation, and Directors Nominating Committees.

        The Audit and Asset Quality Committee consists of Ernest M. Rogers, William A. Graham, Jr., Nick Cooley, and M. Lynn Parrish. The members of the Audit and Asset Quality Committee are independent within the meaning of the NASD listing standards. The Audit and Asset Quality Committee met four times during 2002. The Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the appointment and performance of the independent auditors, the scope of audit procedures, general auditing policy matters, and adequacy of internal controls.

        The Compensation Committee consists of Ernest M. Rogers, Charles Baird, and Nick Cooley. The Compensation Committee, which met one time during 2002, reviews the compensation practices of the Corporation and its subsidiaries.

        The Directors Nominating Committee consists of Burlin Coleman, Ernest M. Rogers, M. Lynn Parrish, Charles Baird, and Jean R. Hale. This committee did not meet in 2002.

REPORT OF THE AUDIT AND ASSET QUALITY COMMITTEE

        The Audit and Asset Quality Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        All directors who serve on the Committee are "independent" for purposes of the NASD listing standards. The Board of Directors has determined that none of the Committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. Additionally, the Committee's review included discussion with the Corporation's independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 ("SAS 61") (Communication with Audit Committees). SAS 61 requires the Corporation's independent auditors to provide the Committee with additional information regarding the scope and results of their audit of the Corporation's financial statements, including with respect to (i) their responsibility under audit standards generally accepted in the United States of America, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        The Committee received from Deloitte & Touche LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Deloitte & Touche LLP and the Corporation that, in their professional judgment, may reasonably be thought to bear on independence. Deloitte & Touche has discussed its independence with the Committee and has confirmed in such letter that, in its professional judgment, it is independent of the Corporation within the meaning of the federal securities laws.

        The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, and the overall quality of the Corporation's financial reporting. The Committee held four meetings during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as the Corporation's independent auditors.

E.M. Rogers, Chairman
William A. Graham, Jr., Member
Nick Cooley, Member
M. Lynn Parrish, Member

March 28, 2003

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

        In the ordinary course of business, the Corporation, through its wholly-owned commercial bank subsidiary, Community Trust Bank, Inc., has had in the past and expects to have in the future banking transactions, including lending to its directors, officers, principal shareholders, and their associates. When these banking transactions are credit transactions, they are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of the Corporation's Board of Directors, such transactions do not involve more than the normal risk of collectability or present any other unfavorable features.

        Mr. Charles Baird, a director of the Corporation, is a shareholder in Baird and Baird, P.S.C., a law firm that provided services to the Corporation and its subsidiaries during 2002 and will be retained by the Corporation and its subsidiaries during the current fiscal year 2003. Approximately $616,884 in legal fees and $160,070 in expenses paid on behalf of the Corporation, $776,954 in total, were paid to Baird and Baird, P.S.C. during 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Corporation's executive officers and directors and persons who own more than ten percent (10%) of the Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"), as well as to furnish the Corporation with a copy of such report. Additionally, SEC regulations require the Corporation to identify in its Proxy Statement those individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. Based upon a review of Forms 3, 4, and 5 furnished to the Corporation, the Corporation believes that there was one late filing during 2002. Due to an administrative error at the Corporation, one Form 4, "Statement of Changes in Beneficial Ownership of Securities," was inadvertently filed late with regard to three transactions on behalf of Mr. Ronald M. Holt, Executive Vice President of the Corporation.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

        As of December 31, 2002, the Corporation had executed certain termination of employment and change-in-control agreements ("Severance Agreements") with Jean R. Hale, Ronald M. Holt, Mark Gooch, William Hickman III, Michael S. Wasson, James B. Draughn, Kevin J. Stumbo, Richard Newsom, and Ricky Sparkman. Ms. Hale's and Mr. Holt's Severance Agreements were executed on January 23, 1999, Mr. Gooch's was executed on January 1, 2000, Mr. Hickman's was executed on December 12, 2000, Mr. Wasson's was executed on October 24, 2000, Mr. Draughn's was executed on July 24, 2001, and Messrs. Stumbo, Newsom, and Sparkman were executed on April 23, 2002. The Severance Agreements are effective for a term equal to the longer of three years or the covered period should a change-in-control of the Corporation occur during such three-year period. These agreements are automatically renewable, and the covered period during which the terms and conditions of the Severance Agreements are effective is the period of time following a change-in-control equal to (i) two years following the occurrence of the change-in-control in the event of an involuntary termination or a voluntary termination following a change in duties, or (ii) the thirteenth month following the change-in-control in the event of a voluntary termination not preceded by a change in duties.

        The Severance Agreements require the payment to the applicable named executive officer of a severance amount in the event of an involuntary or voluntary termination of employment after a change-in-control of the Corporation during the covered period. The severance amount payable under the Severance Agreement is equal to (i) 2.99 times the named executive officer's base annual salary in the event of involuntary termination, or 2.99 times the named executive officer's base annual salary in the event of a voluntary termination of employment preceded by a change in duties subsequent to a change-in-control of the Corporation, or (ii) 2.00 times the named executive officer's annual base salary in the event of a voluntary termination of employment not preceded by a change in duties subsequent to a change-in-control of the Corporation.

        A change-in-control has occurred, for purposes of the Severance Agreements, when (i) any person, including a group under Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the owner of 30% or more of the combined voting power of the Corporation's outstanding securities; (ii) as a result of, or in connection with, any tender offer, exchange offer, merger or other combination, sale of assets or contested election, the persons who were directors of the Corporation before such transaction(s) shall cease to constitute a majority of the Board of Directors of the Corporation or successor of the Corporation; (iii) a tender or exchange offer is made and consummated for the ownership of 30% or more of the combined voting power of the Corporation's outstanding voting securities; or (iv) the Corporation transfers substantially all of its assets to another corporation that is not a wholly-owned subsidiary of the Corporation.

EXECUTIVE COMPENSATION

        The following table sets forth the total annual compensation paid or accrued by the Corporation to or for the account of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Corporation for the fiscal year ended December 31, 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Options(2) (#)	All Other Compensation(3) ($)
Jean R. Hale(4) Vice Chairman, President and Chief Executive Officer	2002 2001 2000	260,537 240,364 225,168	26,000 0 0	11,000 11,000 9,836	15,246 14,256 14,469
Mark A. Gooch Executive Vice President And Treasurer	2002 2001 2000	194,377 179,430 164,357	19,500 0 0	8,250 11,000 7,025	13,254 12,403 12,404
William Hickman III Executive Vice President And Secretary	2002 2001 2000	170,261 157,231 145,249	17,000 0 0	8,250 11,000 6,323	9,295 7,023 8,675
Ronald M. Holt(5) Executive Vice President	2002 2001 2000	182,761 170,339 158,314	18,200 0 0	8,250 11,000 6,909	11,686 10,976 11,082
Michael S. Wasson(6) Executive Vice President	2002 2001 2000	146,882 135,592 79,427	14,700 0 0	5,500 0 22,000	11,343 5,400 6,714

(1)
Bonuses are paid under the Senior Management Incentive Compensation Plan, which is open to all executive officers, market presidents, and consolidated division heads and certain senior vice presidents of consolidated functions who are selected for participation by the Compensation Committee. Individuals below senior vice president level may be recommended and approved by the Compensation Committee for special awards of options for extraordinary performance. Bonuses for executive officers are based on earnings per share and return on assets of the Corporation. (See report of the Compensation Committee.)

(2)
The options were granted under the 1998 Stock Option Plan (the "Option Plan"). The Option Plan permits the grant of options to employees of the Corporation and its subsidiaries whose efforts contribute, or may be expected to contribute materially, to the successful performance of the Corporation. Options granted in 2000 and 2001 have been restated to reflect the 10 percent common stock dividend paid on December 15, 2002.

(3)
Amounts in this column include contributions made by the Corporation under the Savings and Employee Stock Ownership Plan (the "KSOP Plan") and relocation expenses. For 2002 and 2001, all amounts listed are KSOP Plan contributions. For 2000, all amounts listed are KSOP Plan contributions except Michael S. Wasson who had no KSOP contributions. Participation in the KSOP Plan is available to any employee of the Corporation or its subsidiaries who has been employed for one year, completed 1,000 hours of service, and attained the age of 21 ("Participant"). Through December 31, 2002, participants could contribute 1% to 12% of their annual salary to the 401K portion of the Plan and the Corporation would contribute 50% of the

  Participant's first 8% of contributions. The maximum for contributions increased to 15% as of January 1, 2003. The Corporation also contributes a base percentage of each Participant's salary as determined annually by the Board of Directors to the ESOP portion of the Plan. For 2000, 2001, and 2002, the Corporation made a base contribution of 4% of each Participant's annual salary to the ESOP portion of the Plan.

(4)
On April 24, 2001, Ms. Hale became Vice Chairman of the Board of Directors of the Corporation.

(5)
Mr. Holt retired from the Corporation effective February 11, 2003.

(6)
Mr. Wasson became Central Kentucky Region President of Community Trust Bank, Inc. on June 1, 2000 and Executive Vice President of the Corporation on October 24, 2000. Prior to that time, Mr. Wasson was employed by Mercantile Bancorporation for 16 years where he served as President of Mercantile Bank of Western Missouri, President of Mercantile Bank of Southern Illinois, and most recently as Chief Operating Officer of Mercantile Bank Midwest.

        The following table sets forth the information regarding options granted to the named executive officers in 2002.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Number of Securities Underlying Options/SARs Granted (1)(#)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date	5% ($)	10% ($)
Jean R. Hale	11,000	6.35%	20.227	1/29/12	139,951	354,660
Mark A. Gooch	8,250	4.76%	20.227	1/29/12	104,963	265,995
Ronald M. Holt	8,250	4.76%	20.227	1/29/12	104,963	265,995
William Hickman III	8,250	4.76%	20.227	1/29/12	104,963	265,995
Michael S. Wasson	5,500	3.17%	20.227	1/29/12	69,975	177,330

(1)
Options granted under the senior management incentive portion of the 1998 Option Plan become exercisable in equal 25% installments beginning one year after the date of the grant and become fully exercisable upon a change in control of the Corporation. Options granted under the management retention portion of the 1998 Option Plan become exercisable after five years and become fully exercisable upon a change in control of the Corporation. Options expire if not exercised ten years after the date of the grant.

(2)
These amounts, based on assumed appreciation rates of 5% and 10%, rates prescribed by the Securities and Exchange Commission rules, are not intended to forecast possible future appreciation, if any, of the common stock price. Moreover, these values do not take into consideration the provisions of the options providing for nontransferability, vesting over a period of years or termination of the options following termination of employment. The amounts shown are pre-tax and assume the options will be held throughout the entire ten-year term. Actual gains, if any, are dependent upon the future performance of the common stock, as well as the continued employment of the option holder through the vesting periods.

        The following table sets forth information concerning options exercised by the named executive officers during 2002 and the number and value of unexercised options held by the named executive officers of the Corporation at December 31, 2002. No SARs were held by the named executive officers at December 31, 2002.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTIONS/SAR VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In- the-Money Options/SARs at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Jean R. Hale	0	0	57,486	51,118	566,910	376,349
Mark A. Gooch	0	0	36,559	34,863	304,862	270,826
William Hickman III	0	0	3,162	46,611	28,860	346,816
Ronald M. Holt	4,233 3,059 1,727	41,907 30,774 18,652	5,835	43,824	49,768	346,648
Michael S. Wasson	0	0	0	27,500	0	280,100

(1)
Based on the closing price of the common stock at December 31, 2002.

REPORT OF THE COMPENSATION COMMITTEE

        The principal duties of the Compensation Committee are to review the compensation of executive officers of the Corporation and make recommendations to the Board for approval. Compensation for executive officers consists of base salary, bonus, and stock options under the Option Plan.

        The total compensation package, including base salaries, is set at levels the Compensation Committee believes are sufficient to attract and retain qualified executives. It is the goal of the Compensation Committee to retain quality executives, which will mutually benefit the executive and the Corporation. The Compensation Committee believes its total compensation package is in line with compensation packages offered by other companies within the Corporation's peer group of bank holding companies with total consolidated assets of one to three billion dollars. This peer group is not the peer group used to construct the performance graph contained in this proxy statement.

        Bonuses to executive officers are computed under the senior management incentive plan, which is open to all senior executives. The bonuses for the executive officers are based on earnings per share and return on assets of the Corporation.

        The number of stock options granted is also determined under the terms of the senior management incentive plan and issued under the Option Plan. The number of stock options granted to each executive officer is based on earnings per share. Upon approval by the Compensation Committee, stock options may also be issued to senior executives for management retention purposes.

        The salary of Jean R. Hale, the Chief Executive Officer, was not tied to stock performance in 2002. The Compensation Committee believes the compensation of the chief executive officer is in line with the chief executive officer compensation of other companies in the peer group of bank holding companies with total consolidated assets of one to three billion dollars. Ms. Hale's bonus and number of stock options were determined based on the criteria applicable to all other executive officers as described above.

        OBRA Deductibility Limitation.    The Omnibus Budget Reconciliation Act of 1994 ("OBRA") prohibits the deduction by public companies of compensation of certain executive officers in excess of $1 million, unless certain criteria are met. The Corporation has determined not to take any action at this time with respect to its compensation plans to seek to meet these criteria.

        During 2002, there were no interlocking relationships between any executive officers of the Corporation and any entity whose directors or executive officers serve on the Board of Directors' Compensation Committee.

Ernest M. Rogers, Chairman
Charles Baird, Member
Nick Cooley, Member

March 28, 2003

COMMON STOCK PERFORMANCE

        The following graph shows the cumulative return experienced by the Corporation's shareholders during the last five years compared to The NASDAQ Stock Market's National Market and the NASDAQ Bank Stock Index. The graph assumes the investment of $100 on December 31, 1997 in the Corporation's common stock and in each index and the reinvestment of all dividends paid during the five-year period.

Comparison of 5 Year Cumulative Total Return
among Community Trust Bancorp, Inc., NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks

Fiscal Year Ending December 31 ($)
	1997	1998	1999	2000	2001	2002
Community Trust Bancorp, Inc.	100	78	76	65	108	129
NASDAQ Stock Market (U.S.)	100	141	261	157	125	86
NASDAQ Bank Stocks	100	99	96	109	118	121

INDEPENDENT AUDITORS

        Upon recommendation by the Audit and Asset Quality Committee and the Board of Directors, on April 23, 2002, the shareholders of Community Trust Bancorp, Inc. selected Deloitte & Touche LLP ("Deloitte & Touche") to serve as independent certified public accountants for 2002.

        Aggregate fees billed to the Corporation for the fiscal year ending December 31, 2002 by the Corporation's principal accounting firm, Deloitte & Touche LLP:

2002
Audit fees	$184,803
Audit related fees	41,700

Subtotal	226,503
Tax fees	36,730
All other fees	19,200

Total	$282,433

Audit related fees included payments for audits of the Community Trust Bancorp, Inc. Voluntary Employees' Beneficiary Plan and Trust ("VEBA") and the Community Trust Bancorp, Inc. Savings and Employee Stock Ownership Plan ("KSOP") and out-of-pocket expenses related to the audit of the consolidated financial statements. Tax fees include payments for preparation of the federal and state corporate income tax returns. All other fees include payments for professional services related to the preparation of a Form S-3 filed with the Securities and Exchange Commission, preparation of Forms 5500 and 990 filed with the Internal Revenue Service related to the VEBA and KSOP, and professional services related to the interpretation of Statement of Financial Accounting Standards No. 72, Accounting for Certain Acquisitions of Bank or Thrift Institutions. The Audit and Asset Quality Committee has considered whether the provision of the services is compatible with maintaining the principal accountant's independence.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit and Asset Quality Committee of the Board of Directors will request shareholders to ratify its selection of Deloitte & Touche to examine the consolidated financial statements of the Corporation for the fiscal year ending December 31, 2003. Deloitte & Touche has audited the Corporation's financial statements since 2000. Deloitte & Touche is not expected to have a representative present at the meeting.

SHAREHOLDER PROPOSALS

        It is currently contemplated that the Corporation's 2004 Annual Meeting of Shareholders will be held on or about April 27, 2004. In the event that a shareholder desires to have a proposal considered for presentation at the Corporation's 2004 Annual Meeting of Shareholders and inclusion in the Proxy Statement for such meeting, the proposal must be forwarded in writing to the Secretary of the Corporation so that it is received no later than November 29, 2003. Any such proposal must comply with the requirements of Rule 14(a)-8 promulgated under the Act. If a shareholder intends to present a proposal at the 2004 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Corporation's proxy, notice of meeting, and proxy statement, such proposal must be received by the Secretary of the Corporation prior to February 12, 2004 or the Corporation's management proxies for the 2004 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Corporation's proxy, notice of meeting or proxy statement.

MISCELLANEOUS

        The Board of Directors of the Corporation knows of no other business to be presented to the Annual Meeting. If other matters should properly come before the Annual Meeting or any adjournment thereof, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the proxy. The Board of Directors urges each shareholder who does not intend to be present and to vote at the Annual Meeting to complete, sign, and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors
/s/ Burlin Coleman Burlin Coleman Chairman of the Board
/s/ Jean R. Hale Jean R. Hale Vice Chairman, President and Chief Executive Officer

Pikeville, Kentucky
March 28, 2003

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
COMMUNITY TRUST BANCORP, INC., 346 NORTH MAYO TRAIL, PIKEVILLE, KY 41501

The Undersigned Shareholder of COMMUNITY TRUST BANCORP, INC., a Kentucky corporation, hereby appoints DR. ORVILLE CLARK, JR., MARILYN T. JUSTICE, and FON TAYLOR, or any one of them acting in the absence of the others, as the attorneys and proxies of the undersigned with full power of substitution, to vote all shares of stock of Community Trust Bancorp, Inc., as designated below which the undersigned holds of record at the close of business on February 28, 2003 and is entitled to vote at the Annual Meeting of Shareholders to be held at COMMUNITY TRUST BANK, 346 NORTH MAYO TRAIL, PIKEVILLE, KENTUCKY, at 10:00 a.m. on April 29, 2003 and at any adjournment thereof.

Dated:	, 2003.
(Please sign exactly as your name appears hereon)
(Signature of Shareholder)
(Signature of Shareholder)

(When shares are held by joint tenants, both should sign. Trustees, guardians, attorneys, executors, administrators and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, the President or other authorized officer should sign in the full corporate name. If a partnership, an authorized person should sign in partnership name.)

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY THIS
PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SEE FOR IMPORTANT INFORMATION.)

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1, 2, AND 3. THE BOARD OF DIRECTORS PROPOSES AND RECOMMENDS A VOTE FOR PROPOSALS NOS. 1, 2, AND 3.

1.
ELECTION OF DIRECTORS:
[ ]	FOR all nominees listed below (except as marked to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed below.

Charles J. Baird Jean R. Hale	Burlin Coleman M. Lynn Parrish	Nick A. Cooley Ernest M. Rogers	William A. Graham, Jr.
(or any substitute nominee should any of the above become unavailable for any reason)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.
Proposal to ratify and approve the appointment of DELOITTE & TOUCHE LLP as Community Trust Bancorp, Inc.'s Independent Certified Accountants for the fiscal year ending December 31, 2003.
FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
3.
In their discretion, the Proxies are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.
I do not [ ]	I do [ ]	plan to attend the Annual Meeting	Number attending:

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, SIGN THIS PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SEE FOR IMPORTANT INFORMATION.)

QuickLinks

INTRODUCTION
RECORD DATE AND VOTING SECURITIES
PRINCIPAL SHAREHOLDERS
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS
REPORT OF THE AUDIT AND ASSET QUALITY COMMITTEE
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/SAR VALUES
REPORT OF THE COMPENSATION COMMITTEE
COMMON STOCK PERFORMANCE
INDEPENDENT AUDITORS
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
MISCELLANEOUS